Investor Presentation June 2026 | Nasdaq: SVC

Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements regarding: potential margin and EBITDA growth; SVC’s strategic transformation to a predominantly necessity-based retail net lease REIT; the potential benefits from SVC’s capital recycling, liquidity initiatives, asset sales, revenue mix, labor and operating efficiency and operating leverage; the durability of SVC’s cash flows and its ability to generate free cash flow; SVC’s expectations regarding CapEx; SVC’s execution of additional hotel dispositions, including the expected timing thereof; expectations regarding the recently appointed executive leadership of Sonesta International Hotels Corporation and its subsidiaries, or Sonesta; SVC’s ability to enhance liquidity, accelerate deleveraging and unlock long-term value; SVC’s expected benefits from 2026 demand drivers; and SVC's full year 2026 guidance and projections and related assumptions, including with respect to displacement as a result of hotel renovations. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SVC's ability and the ability of SVC's tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to sell properties at prices it targets, and the timing of such sales; SVC’s ability to raise or appropriately balance the use of debt or equity capital; continued availability of borrowings under SVC’s revolving credit facility is subject to SVC satisfying certain financial covenants and other credit facility conditions; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and its variable funding note; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC’s tenants and managers will pay the contractual amounts of returns, rents or other obligations due to SVC; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's tenants and managers operate, particularly in those markets in which SVC's properties are located; potential defaults under SVC’s leases and management agreements by its tenants and managers; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to net lease tenants and hotel guests; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to increase rents at its net leased properties as SVC's leases expire and hotel room rates in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain net lease property and hotel room occupancy at its properties; SVC’s ability to engage and retain qualified tenants and managers for its net lease properties and hotels on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes pro forma information for the transactions described in this presentation. The pro forma adjustments are based on available information and assumptions SVC’s management believes are reasonable; however, such adjustments are subject to change as transaction-related agreements are finalized. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre and NOI. Calculations of, and reconciliations (if applicable) for, these metrics to the closest GAAP metrics, are included in the appendix hereto. Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation. Unless otherwise noted, all data presented are as of or for the three or twelve months ended March 31, 2026. 2

SVC At a Glance Total Portfolio (1) 3 854 Properties 46 States, Washington, D.C., Puerto Rico & Canada 22 Industries 149 Brands 189 Tenants / Operators $1.7B Total Revenues LTM (1) Portfolio as of and for the LTM ended March 31, 2026. Defensively Positioned Service-Focused Retail Net Lease Portfolio (1) Full Service Oriented Portfolio Positioned to Capture Market Share and Unlock Value (1) 93 Properties 21,110 Keys $1.3B Annual Revenues 761 Properties 13.6M Rentable Square Feet $392M Annualized Minimum Rent • Naturally defensive real estate with essential-use properties and historically low earnings volatility across economic cycles • High quality tenant base anchored by travel centers backed by investment grade credit tenant under long-term lease • Durable cash flows with contractual annual rent escalators, providing built-in inflation protection • Minimal ongoing CapEx requirements • Focused portfolio of full-service hotels located in markets with durable demand drivers and stronger long-term pricing power • Positioned for potential margin and EBITDA growth following the recent multiyear renovation and repositioning cycle • Actively seeking to exit non-core, capital-intensive hotels to improve consolidated free cash flow • Transitioning from capital investment and disruption to earnings recovery phase, supported by renovation lift and new hotel leadership focused on unlocking long-term value

SVC: Investment Highlights 1 Net lease retail portfolio provides stable cash flow, supported by high-quality tenants, long-term leases and contractual rent growth, with proven value through recent secured financings 2 Financial profile materially strengthened by ~$1.6 billion of capital markets activity in 2026 to date, improving SVC’s debt maturity ladder, leverage metrics and financial flexibility 3 Capital recycling initiatives are expected to accelerate deleveraging and enhance liquidity, specifically resulting from the sale of 15 hotels generating negative ~$13 million of EBITDA on an LTM basis 4 Attractive value creation potential as recent hotel renovations deliver outsized EBITDA growth, combined with potential valuation multiple expansion from a higher net lease portfolio weighting 5 Moderating CapEx after three years of significant investment to reposition the retained hotel portfolio, combined with nearly $60 million of cash interest expense savings from capital markets activity in 2026 to date, positions SVC for sustainable free cash flow generation in 2026 and beyond 4

SVC: Recent Developments 5 • RevPAR year to date through April increased 6.8% year over year compared to industry growth of 4.0% – 78 retained hotels RevPAR increased 7.5% • Issued $745 million of new five-year net lease mortgage notes at 5.96%, validating the value and attractiveness of 34 TravelCenters of America Inc., or TA, travel centers included in the collateral pool • Raised $542 million of net proceeds from underwritten public offering of common shares – SVC's external manager, RMR, purchased $50 million of shares, further aligning shareholder and management interest • Redeemed all $850 million of 2027 unsecured debt maturities and $700 million of 2029 unsecured debt – Generated annualized cash interest savings of $59 million • Advanced hotel capital recycling with a focus on using proceeds to repay debt – Sold one focused service hotel for $7 million (excluding costs) – Under letter of intent (LOI) or purchase and sale agreement (PSA) for eight focused service hotels and six full service hotels for expected aggregate gross proceeds of $116 million – Marketing one additional full service hotel (1) Status as of May 29, 2026. Centennial, CO New Orleans, LA 2026 To Date(1)

SVC: Continued Transition to a Majority Net Lease REIT FY 2019 1Q26 LTM $542 Million Adj. EBITDAre (1) $851 Million Adj. EBITDAre (1) 6(1) This is a Non-GAAP financial measure. See Appendix herein for Non-GAAP reconciliations. Lodging Number of Hotels 329 Rooms 51,349 Average Hotel Size (Rooms) 156 Net Lease Number of Assets 816 Rentable Square Footage (mm) 14.9 Adj. EBITDAre (1) Hotel Adjusted EBITDAre 604M$ Net Lease Adjusted EBITDAre 293M Corporate (other) (46M) Total 851M$ Lodging Number of Hotels 93 Rooms 21,110 Average Hotel Size (Rooms) 227 Net Lease Number of Assets 761 Rentable Square Footage (mm) 13.6 Adj. EBITDAre (1) Hotel Adjusted EBITDAre 164M$ Net Lease Adjusted EBITDAre 378M Corporate (other) - Total 542M$

Attractive Relative Valuation 7 SVC trades at a multiple in-line with Hotel REITs, despite 70% of its 1Q26 LTM Adjusted EBITDAre coming from retail net lease assets (1) 18.4x 16.1x 16.0x 15.9x 15.4x 15.1x 14.9x 13.3x 14.9x 11.1x 11.1x 10.9x 10.8x 10.7x 10.6x 10.0x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x ADC WPC O FCPT EPRT NNN GTY EPR PEB SVC APLE DRH RLJ HST CLDT PK Significant upside potential from potential migration towards a net lease multiple (1) Based on Adjusted EBITDAre for the LTM 1Q26. (2) TEV based on share prices as of May 22, 2026. (3) 2026 EBITDA estimates per FactSet, as of May 22, 2026 (Wall Street Consensus). TEV / EBITDA (2)(3) 15.6x Average (Net Lease REITs) 11.3x Average (Hotel REITs)

Full Year 2026 Guidance

In 2026, SVC projects midpoint RevPAR growth of 3.5%, outpacing Green Street's industry forecast of 1.4%

Metric	Current Full Year 2026 Guidance [(1)] Low End	Current Full Year 2026 Guidance [(1)] High End	Original Full Year 2026 Guidance Low End	Original Full Year 2026 Guidance High End	Change at Midpoint
Total RevPAR	$ 108.00	$ 113.00	$ 108.00	$ 113.00	$ -
Hotel EBITDA	$ 124M	$ 144M	$ 124M	$ 144M	$ -
Net Lease NOI	$ 380M	$ 386M	$ 380M	$ 386M	$ -
Adjusted EBITDA*re*	$ 500M	$ 520M	$ 500M	$ 520M	$ -
Normalized FFO	$ 124M	$ 144M	$ 110M	$ 130M	$ 14M
Normalized FFO Per Common Share [(2)]	$ 0.24	$ 0.27	$ 0.65	$ 0.77	$ (0.47)
Total Capital Expenditures	$ 120M	$ 140M	$ 120M	$ 140M	$ -

Guidance Assumptions [(1)]

- Midpoint general and administrative expenses: $40 million
- Midpoint interest expense: $360.0 million
- Estimated displacement from hotel renovations: $12 million
- Weighted average shares outstanding: 526.0 million
- No hotel acquisitions or dispositions
- Net lease acquisitions of $25 million and dispositions of $25 million

(1) SVC does not provide a reconciliation of non-GAAP measures that it discloses as part of its full year guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, loss on impairment of real estate assets, gain or loss on sale of real estate, loss on early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the most comparable GAAP measures are not indicative of SVC's ongoing operations, are uncertain, depend on various factors, and could have a material impact on SVC's GAAP results for the guidance period. This guidance was issued on May 6, 2026 and has not been updated herewith.

(2) Share amounts and per share amounts for the current full year 2026 guidance have been updated to reflect the impact of the April equity offering. On an as adjusted basis, the original full year 2026 guidance for Normalized FFO per Common Share would be $0.21 to $0.25.

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Required Actual Total unencumbered assets / unsecured debt 150% 283.8% Total debt / adjusted total assets 60% 53.1% Secured debt / adjusted total assets 40% 33.6% Consolidated income available for debt service / debt service 1.5x 1.75x Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt 2.2x 9.17x SVC: Debt Maturities and Financial Ratios 9(1) Adjusted for the redemptions of $450 million of 5.50% senior guaranteed unsecured notes due 2027 in April 2026 and $100 million of 4.95% senior unsecured notes due 2027 in May 2026. (2) SVC’s $650 million revolving credit facility matures in June 2027 and, subject to conditions, can be extended for up to one year. Debt Maturities (1) ($ in millions) Secured debt supported by strong net lease collateral provides refinancing flexibility Senior Note Debt Covenants (1) Net Debt / Rolling Four-Quarter Adjusted EBITDAre (2) (1)

Cash Available for Distribution (CAD) 10 SVC expects to generate free cash flow in 2026, a significant milestone in its turnaround following three years of elevated capital investment to enhance its retained hotel portfolio (1) Represents amortization of debt issuance costs, discounts and premiums, including non cash amortization of interest of approximately $39 million related to our $580 million of zero coupon senior secured notes due September 2027. Non cash expenses are partially offset by straight line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. (2) Estimated recurring CapEx, excludes ROI redevelopment and other capital activities, which are projected to be $50 million in 2026. (3) Projected 2026 Hotel EBITDA of 15 Exit Hotels included in midpoint FFO guidance. (4) As adjusted for the sales of Exit Hotels and before discretionary redevelopment and other capital projects. Cash Available for Distribution 2026 Normalized FFO Guidance Bridge to Projected CAD as Adjusted (4) 2026 Normalized FFO Guidance (Midpoint) $134M Add (Less): Non-cash expense (revenue), net (1) $29M Recurring CapEx (2) ($80M) 2026 Projected CAD $83M Add: Hotel EBITDA losses of Exit Hotels (3) $12M Projected CAD as Adjusted $95M

Net Lease Portfolio 11

Strategic Priorities Potential Benefits Triple Net Lease Portfolio: Strategic Priorities & Benefits • Current portfolio anchored by travel center properties backed by corporate investment grade credit • Diversified tenant base and geographic footprint mitigates risk • Efficient in-place debt structure through a master trust • Disciplined acquisition strategy allows for ongoing growth and optimization of portfolio • Build on existing platform focusing on properties in e-commerce resistant, necessity-based industries • Naturally defensive and less volatile asset class • Low CapEx requirements • Long-term leases create a bond-like risk-return profile • Deep and fragmented industry provides significant liquidity • Commoditized asset type with high investor demand from publicly traded net lease REITs and private 1031 exchange groups 12

(1) By annualized minimum rent. Net Lease Portfolio: Built with Properties in E-Commerce Resistant, Necessity Based Industries 761 $392M Properties Annualized Minimum Rent 13.6M 7.3 years Rentable Square Feet Weighted Average Lease Term 96.6% 2.01x Occupancy Rent Coverage % of Annualized Minimum Rent<1% >9.0% Diverse Geographical Footprint (1) Net Lease Portfolio Statistics Tenants by Industry (1) 13

Net Lease Portfolio: High Quality Tenant Base

SVC's portfolio is anchored by 175 travel centers with rents guaranteed by investment grade rated BP Corporation North America Inc., and strong brands with robust rent coverage

Brand		Industry Group	# of Properties	Total Square Feet	Annualized Minimum Rents ($M)	% of SVC Annualized Minimum Rents	Weighted Average Remaining Term (years) (1)	Weighted Average Rent Coverage (1)	% Master Leased (2)
TA	TravelCenters of America	Gasoline Stations with Convenience	131	3,683,923	$180.3	46.0%	7.1	1.2x	100%
PETRO Stopping Centers	Petro Stopping Centers	Gasoline Stations with Convenience	44	1,367,802	$83.9	21.4%	7.1	1.2x	100%
the great escape	The Great Escape	Warehouse Clubs, Supercenters, and Other General Merchandise Retailers	14	542,666	$7.7	2.0%	1.4	4.0x	100%
LIFETIME FITNESS	Life Time Fitness	Other Amusement and Recreation Industries	3	420,335	$6.3	1.6%	9.3	3.3x	100%
Buehler's Fresh Foods	Buehler's Fresh Foods	Grocery and Convenience Retailers	5	502,727	$6.2	1.6%	9.6	2.8x	100%
HEARTLAND DENTAL	Heartland Dental (3)	Dental, Medical and Other Professional Services	58	232,072	$5.1	1.3%	3.5	4.4x	100%
Pizza Hut	Pizza Hut	Restaurants and Other Eating Places	43	174,616	$4.1	1.0%	5.6	2.3x	86%
EXPRESS OIL CHANGE 10 MINUTE SERVICE	Express Oil Change	Automotive Repair and Maintenance	23	83,825	$3.7	0.9%	9.0	5.8x	100%
NORMS	Norms	Restaurants and Other Eating Places	10	63,490	$3.5	0.9%	19.3	3.5x	100%
AMERICA'S AUTO AUCTION	America's Auto Auction	Motor Vehicle and Motor Vehicle Parts and Supplies Merchant Wholesalers	6	72,338	$3.5	0.9%	9.1	9.9x	100%
	Top 10 Brands		**337**	**7,143,794**	**$304.4**	**77.6%**	**7.2**	**1.6x**	**98%**
	All Brands		**761**	**13,605,978**	**$392.2**	**100.0%**	**7.3**	**2.0x**	**69%**

Notes: Totals may not sum due to rounding
(1) Weighted averages weighted by the annual minimum rent of each property.
(2) % Master Leased totals represent the count of properties included in one or more master leases divided by the total number of properties.
(3) This lease expired on 3/31/2026. SVC executed three new master leases totaling 35 properties with 117,603 square feet with $2.7 million of annual rent.

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TA's Competitive Advantage

Typical TA travel center spans ~25 acres with key infrastructure, facilities and amenities

TA's Competitive Advantage

#	Advantage	Details	Potential Benefits
1	*Larger*	• **Sites average ~25 acres of land** and offer parking for ~182 trucks and cars, as well as ~9 fueling positions • The **largest competitor sites are 9 to 13 acres of land** and offer parking for ~84 trucks and cars and average 7.5 fueling bays	*Drives Increased Traffic Volume and Ability to Offer Alternative Energy Options*
2	*More Robust Truck Service Ecosystem*	• Full suite of **truck repair** and **maintenance** facilities • **Emergency roadside services** via TA's RoadSquad team	*Promotes Customer and Fleet Loyalty and Increases Traffic Volume*
3	*More Driver Amenities*	• **More extensive amenities than competitor sites**, such as showers, laundry area, fitness center, entertainment options, Wi-Fi internet access and parking reservation systems	*Drives Increased Traffic Volume and Profitability*
4	*Broader Non-Fuel Offering*	• A typical TA travel center typically includes one large travel store, one full service restaurant and one or more quick service restaurants • Compared to competitors, **TA sites boast more restaurant options**, as well as **more fulsome travel store inventory**	*Transforms Superior Traffic Volume into Improved Profitability*

Sample TA Travel Centers








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84% 10% 4% 2% Fixed / Scheduled CPI Flat Percentage Rent Net Lease Portfolio: Long-term Leases with Embedded Rent Growth Well-Laddered Lease Expirations (1) ~96% Leases with Contractual Increases or Percentage Rent Lease Structures (1) $392M 1.7% 3.1% 2.5% 2.7% 1.9% 2.0% 1.1% 85.0% 2026 2027 2028 2029 2030 2031 2032 2033 and thereafter Only 15% of the net lease portfolio expires before 2033 (1) By annualized minimum rent. 16 Saint Augustine, FL

SVC’s Master Trust Provides Efficient and Cost-Effective Net Lease Financing (1) 17 Master Trust Collateral Pool Snapshot Master Trust Overview Most recent issuance date March 2026 Outstanding series 2023-1, 2025-1 VFN, 2026-1 Ratings AAA / AA / A / BBB Current LTV 65% Current debt service coverage ratio (DSCR) 1.60x Next anticipated repayment date February 2028 Master Trust Industry Mix (2) Number of properties 472 Number of tenants 152 Number of brands 118 Occupancy 98.5% Annualized Minimum Rent $151M Weighted average remaining lease term 8.0 years Diversified form of financing with a unique investor base in the Asset-Backed Securities market (1) As of March 31, 2026. (2) Based on annualized minimum rent. ABS Financing • Strong asset base financed through the ABS market • Proven issuer of AAA-rated notes • Net lease represents a small share of ABS market, supporting strong investor demand • Refinancing flexibility with 24-month prepayment windows

SVC’s Unencumbered Net Lease Properties May Unlock Incremental Liquidity 18 Leasing opportunities and capital recycling strategies may drive added value and liquidity Properties 143 Occupancy 86.7% WALT 4.6 years Square Footage 2.7M SF Annualized Minimum Rent $26.9M Rent Coverage 2.9x Unencumbered Net Lease Portfolio Industry Mix (1) (1) Based on annualized minimum rent. Liquidity Initiatives Unencumbered Net Lease Portfolio Metrics Unencumbered Net Lease Portfolio Expirations (1) • Active leasing initiatives to enhance value and financing potential • Targeted dispositions of non-core assets and certain industry exposures

Hotel Portfolio 19

Benefits Strategic Priorities Hotel Portfolio: Strategic Priorities & Benefits • SVC has invested significant amounts of CapEx into hotel renovations over the last several years • Divesting non-core hotels that require significant CapEx with limited earnings upside potential • Focused on driving margins higher at full-service hotels and stabilizing assets post renovation • CapEx expected to be materially lower than the previous three years with 2026 planned spending of $120 million – $140 million, including maintenance CapEx and return on investment (ROI) projects • Opportunities for long-term EBITDA margin growth at remaining full- service hotels • Hotel portfolio is largely unencumbered, allowing for strategic dispositions of non-core hotels 20

Retained Hotel Portfolio: Strong Prescence in Top Markets Phoenix 82% 8% 10% Full Service Extended Stay Select Service 60% 13% 27% Upper Midscale/ Midscale Upper Upscale Chain Scale (3) 40% 23% 21% 16% Urban Suburban Airport Resort Location (3) 64% 24% 10% 2% Transient Group Contract Other Customer Mix (4)Service Level (2) Retained 78 hotels (18,088 keys) focused on full-service hotels in urban and resort markets (1) Upscale AirportUrban Resort Suburban (1) Excludes 15 hotels being marketed for sale in 2026. (2) Based on hotel percentage of investments. (3) Based on number of keys. (4) Based on LTM room revenue. Top 10 Markets Hotels Keys Los Angeles 5 7.7% Chicago 3 6.4% Orange County 5 5.6% Washington, D.C. 5 4.9% Phoenix 5 4.3% Atlanta 3 4.1% San Jose 3 4.0% Miami 3 3.8% Nashville 3 3.7% Philadelphia 2 3.1% Subtotal 37 47.6% ~90% % Unencumbered Keys ~45% # Hotels Renovated Since 2022 ~70% % Keys in STR Top 25 U.S. Lodging Markets 21

56.6% 69.4% 67.4% 61.7% 58.5% 70.3% 69.2% 63.0% 63.0% $177 $179 $173 $169 $180 $179 $171 $169 $179 $100 $124 $117 $105 $105 $126 $118 $106 $113 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 0% 10% 20% 30% 40% 50% 60% 70% 80% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Occupancy ADR RevPAR Retained Hotel Portfolio: Operating Trends and Demand Drivers (1) For SVC’s 78 Retained Hotels. (2.4%) 0.0% 0.0% 6.5% 4.9% 1.6% 1.0% 1.7% 7.5%SVC RevPAR Quarterly Growth vs. Prior Year STR 0.2% 2.5% 0.9% 3.6% 2.2% (0.5%) (1.4%) (1.1%) 3.8% Retained Hotel Operating Trends (1) SVC retained hotel portfolio has outperformed the U.S. Hotel industry by an average of 280 bps over the past six consecutive quarters 2026 Demand Drivers • World Cup – SVC hotel footprint positioned to benefit from 75 matches in key markets – Over 40% of SVC’s retained hotel keys located in host markets • Renovation Momentum – 45% of hotels renovated since 2022 – Continued potential uplift from enhanced guest experience and pricing power – Potential to capture market share gains at renovated hotels • Strong Event Calendar – Super Bowl in San Jose and San Francisco – Men’s NCAA basketball in Houston, San Jose, Chicago and Washington, D.C. – America’s 250th anniversary celebrations in Boston, Philadelphia, New Orleans and Washington, D.C. – MLB All-Star Game and 2026 PGA Championship in Philadelphia – Universal Epic Universe in Orlando open for the full year 2026 • Other Positive Indicators – Expanding airline crew business in Atlanta, Austin and Los Angeles International Airport – Favorable holiday shifts expected to drive leisure transient demand 22

Retained Hotel Renovation and Redevelopment Initiatives

2024

Completions (27)

Hyatt Place
- Hendersonville, TN
- Dallas Galleria, TX
- El Paso, TX
- San Antonio, TX
- Charlotte, NC
- Sterling, VA
- Orlando, FL
- Chantilly, VA
- Tempe, AZ
- College Park, GA
- Cumberland, GA
- Columbus, OH
- Colorado Springs, CO
- Overland Park, KS
- Indianapolis, IN
- Mt. Laurel, NJ
- Utica, MI

Sonesta Simply Suites
- Jersey City, NJ
- Miami Airport, FL

Sonesta Hotels & Resorts
- Hilton Head, SC (Phase 1)
- White Plains, NY
- Miami Airport, FL

Sonesta ES Suites
- Sorrento Mesa, CA
- Torrance, CA
- Orlando I-Drive, FL

Radisson
- Salt Lake City, UT

Royal Sonesta
- Kauai, HI (Public Space)

2025

Completions (5)

Sonesta Simply Suites
- Burlington, MA

Sonesta Hotels & Resorts
- Los Angeles International Airport, CA
- Hilton Head, SC (Phase 2)

Sonesta ES Suites
- Toronto, Canada
- Anaheim, CA

2026

Completions (2)

Sonesta Simply Suites
- Las Vegas, NV

Sonesta ES Suites
- Orlando Lake Buena Vista, FL

Targeted Completions (3)

Royal Sonesta
- Washington, D.C. – DuPont (F&B)
- Cambridge, MA (Phase 1)

Sonesta Hotels & Resorts
- Miami Beach, FL *(Redevelopment)*

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$243M $136M $102M $110M $232M $297M $234M $130M 0% 5% 10% 15% 20% 25% $0M $50M $100M $150M $200M $250M $300M $350M 2019 2020 2021 2022 2023 2024 2025 2026 Projected Sp en d a s a % o f R ev en u e To ta l H o te l S p en d Total Hotel Spend Spend as a % of Revenue Industry Average Hotel CapEx SVC Hotel CapEx (1) Based on $130 million expected to be spent in 2026 (midpoint of SVC’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2025). Includes discretionary redevelopment and other capital projects. (2) Per International Society of Hospitality Consultants (ISHC) Study. 24 (1) SVC expects CapEx spending as a percentage of hotel revenues to continue to trend down toward industry averages as major renovation activity winds down (2)

Near Term Drivers of Hotel EBITDA Margin Expansion 25 SVC anticipates Hotel EBITDA Margin expansion will be driven by sales of underperforming assets, revenue flow-through, cost efficiency, and operating leverage as demand normalizes Asset Sales Revenue Mix Labor & Operating Efficiency Operating Leverage • Shift to higher-rated segments (business transient, group) • Reduce reliance on OTAs • Drive ancillary revenue recovery (food and beverage, parking) • Increase growth and engagement in loyalty programs • Enhance flow through via leaner cost structure • Reduced contract labor reliance • Optimize daily services • Expand on energy & utility cost controls • Enhance pricing power post renovation (ROI projects) • Event-driven demand (World Cup, America 250th) • Fixed cost absorption as occupancy grows • Exit non-core, capital-intensive hotels generating negative cash flow

Recent Performance of Retained & Exit Hotels [1]

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy LTM March 31, 2026	ADR LTM March 31, 2026	RevPAR LTM March 31, 2026	LTM as of March 31, 2026 Operating Revenues ($M)	EBITDA ($M)	EBITDA Margin
Retained Hotels:									
Sonesta Hotels & Resorts®	Full Service	18	6,040	64.7%	$171.71	$111.13	$325.9	$34.5	10.6%
Royal Sonesta Hotels®	Full Service	14	4,821	64.6%	$243.03	$156.88	$426.7	$54.5	12.8%
Radisson® Hotels & Resorts	Full Service	5	1,149	63.1%	$152.99	$96.57	$47.3	$4.4	9.4%
Country Inn & Suites® by Radisson	Full Service	2	346	70.3%	$138.74	$97.56	$13.0	$1.0	8.1%
Crowne Plaza®	Full Service	1	495	65.5%	$138.55	$90.77	$29.7	$4.6	15.5%
Full Service Total / Average		**40**	**12,851**	**64.7%**	**$194.50**	**$125.83**	**$842.7**	**$99.1**	**11.8%**
Hyatt Place®	Select Service	17	2,107	69.2%	$120.69	$83.52	$69.0	$9.5	13.7%
Sonesta Simply Suites®	Extended Stay	7	1,144	72.9%	$124.17	$90.46	$38.6	$12.2	31.5%
Sonesta ES Suites®	Extended Stay	7	958	76.2%	$150.42	$114.63	$42.3	$11.0	26.0%
Sonesta Select®	Select Service	7	1,028	65.5%	$132.16	$86.63	$34.7	$5.9	17.1%
Focused Service Total / Average		**38**	**5,237**	**70.6%**	**$129.44**	**$91.34**	**$184.5**	**$38.6**	**20.9%**
Retained Hotels Total / Average		**78**	**18,088**	**66.4%**	**$174.47**	**$115.84**	**$1,027.2**	**$137.7**	**13.4%**
Exit Hotels:									
Marketing of Full Service		7	2,010	49.5%	$122.65	$60.76	$63.3	($15.5)	(24.5)%
Re-marketing Focused Service		8	1,012	70.5%	$105.44	$74.33	$27.8	$2.7	9.9%
Planned Exit Hotels Total / Average		**15**	**3,022**	**56.6%**	**$115.47**	**$65.30**	**$91.1**	**($12.8)**	**(14.0)%**
All Hotels Total / Average		**93**	**21,110**	**65.0%**	**$167.12**	**$108.61**	**$1,118.4**	**$124.9**	**11.2%**

(1) Results of all hotels owned as of March 31, 2026.

26

Appendix 27

Royal Sonesta Cambridge, MA (400 Keys) Retained Hotel Portfolio: Urban 28 Well-located urban hotel properties in major gateway and business-friendly markets supported by diversified demand drivers and limited reliance on inbound international travel. Royal Sonesta New Orleans (483 Keys) Royal Sonesta Austin (190 Keys)Radisson Salt Lake City (381 Keys) Number of Hotels 23 Number of Keys 7,254 SVC Urban Properties (1) Crowne Plaza Atlanta Perimeter (495 Keys) (1) As of March 31, 2026.

Retained Hotel Portfolio: Resort 29 Sonesta Hilton Head (340 Keys)Royal Sonesta Kauai (356 Keys)Nautilus Sonesta Miami Beach (250 Keys) Royal Sonesta San Juan (402 Keys) Number of Hotels 12 Number of Keys 2,861 SVC Resort Properties (1) Sonesta Fort Lauderdale (240 Keys) (1) As of March 31, 2026. Properties located in premier leisure destinations to capture resilient demand, premium pricing and long-term growth driven by experiential travel.

Retained Hotel Portfolio: Suburban 30 Sonesta Silicon Valley (238 Keys)Sonesta Simply Suites Jersey City (214 Keys)Sonesta White Plains (131 Keys) Number of Hotels 25 Number of Keys 4,153 SVC Suburban Properties (1) Sonesta Redondo Beach & Marina (346 Keys)Sonesta Select Laguna Hills (136 Keys) (1) As of March 31, 2026. Properties located in high-growth, residentially dense markets to capture steady demand from business travelers, local events, and extended-stay guests while benefiting from lower operating costs and stable cash flows.

Hyatt Place Chantilly Dulles (123 Keys) Sonesta Miami Airport (309 Keys) Retained Hotel Portfolio: Airport 31 Sonesta Los Angeles (614 Keys) Radisson Seattle Airport (204 Keys) Sonesta Nashville (392 Keys) Number of Hotels 18 Number of Keys 3,820 SVC Airport Properties (1) (1) As of March 31, 2026. Properties in strategic airport-adjacent locations to capture consistent demand from business travelers, airline crews, and overnight passengers.

More than $37 Billion in AUM RMR Platform (1) Approximately 1,800 Properties More than 30 Offices Nationwide National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office Over 800 Real Estate Professionals Institutional Infrastructure & Vertically Integrated Platform Accounting Asset Management Development Finance Human Resources Information Technology Investor Relations Legal Marketing Portfolio Management Project Management Property Management Tax Transactions The RMR Group (Nasdaq: RMR) 32(1) As of March 31, 2026.

Fees that SVC Pays to RMR are Primarily Performance Based which Aligns Interests with Shareholders RMR base management fee tied to SVC’s share price performance • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC’s historical cost of real estate, or (2) SVC’s total market capitalization • There is no incentive for RMR to complete any transaction that could reduce share price RMR incentive fees contingent on total shareholder return outperformance • Incentive management fee: 12% of the outperformance of SVC’s total return per share compared to the MSCI U.S. REIT Diversified Index over a three year period multiplied by equity market capitalization (1) • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark • Outperformance must be positive to be earned Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties Alignment of Interests If SVC’s share price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of SVC’s historical cost of real estate If SVC’s share price goes down and its historical cost of real estate exceeds its total market cap, RMR gets less base management fees (50 bps on equity market cap plus debt) Incentive fee structure keeps RMR focused on increasing total shareholder return RMR and the trustees and executive officers of SVC entered into 90-day lock-up agreements in connection with SVC’s April 2026 equity offering SVC shareholders have visibility into RMR, a publicly traded company SVC benefits from RMR’s national footprint and economies of scale from a platform with more than $37 billion in AUM 33(1) The MSCI U.S. REIT Diversified Index is the benchmark index for periods beginning on and after January 1, 2026 and the MSCI U.S. REIT/Hotel & Resort REIT Index is the benchmark index for periods prior to January 1, 2026.

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Full Year	Full Year	Full Year	LTM	For the Three Months Ended			
	12/31/2019	12/31/2024	12/31/2025	1Q 2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Revenues:								
Hotel operating revenues [1]	$ 1,989,173	$ 1,496,705	$ 1,413,403	$ 1,343,015	$ 264,575	$ 296,459	$ 377,576	$ 404,405
Rental income	326,975	400,223	401,435	401,095	99,876	100,994	101,194	99,031
Total revenues	2,316,148	1,896,928	1,814,838	1,744,110	364,451	397,453	478,770	503,436
Expenses:								
Hotel operating expenses [2]	1,410,927	1,274,153	1,226,542	1,163,346	242,644	263,431	328,358	328,913
Net lease operating expenses	8,357	19,817	21,597	23,409	7,440	5,294	5,236	5,439
Depreciation and amortization	428,448	371,786	314,963	301,706	75,843	76,380	74,453	75,030
General and administrative	54,639	40,239	40,667	39,907	8,796	9,836	11,057	10,218
Transaction related costs [3]	1,795	6,894	14,698	17,096	2,509	10,559	2,683	1,345
Loss on asset impairment [4]	39,296	56,212	81,889	72,917	28,095	101	27,067	17,654
Total expenses	1,943,462	1,769,101	1,700,356	1,618,381	365,327	365,601	448,854	438,599
Gain (loss) on sale of real estate, net [5]	159,535	6,269	84,218	84,827	1,355	58,372	25,256	(156)
Dividend income	1,752	-	-	-	-	-	-	-
Unrealized losses on equity securities	(40,461)	-	-	-	-	-	-	-
Interest income	2,215	4,052	8,998	8,692	943	2,086	4,841	822
Interest expense	(225,126)	(383,792)	(413,614)	(408,644)	(96,547)	(101,642)	(107,776)	(102,679)
Loss on early extinguishment of debt [6]	(8,451)	(16,181)	(2,897)	(54,768)	(51,871)	(2,368)	(529)	-
Income (loss) before income tax (expense) benefit and equity in earnings (losses) of an investee	262,150	(261,825)	(208,813)	(244,164)	(146,996)	(11,700)	(48,292)	(37,176)
Income tax (expense) benefit	(2,793)	(1,402)	10,717	10,379	(1,181)	12,270	(253)	(457)
Equity in earnings (losses) of an investee	393	(12,299)	(4,225)	(3,279)	(3,001)	(1,352)	1,600	(526)
Net income (loss)	$ 259,750	$ (275,526)	$ (202,321)	$ (237,064)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)
Weighted average common shares outstanding (basic and diluted)	164,312	165,338	165,951	166,144	166,395	166,353	166,085	165,743
Net income (loss) per common share (basic and diluted)	$ 1.58	$ (1.67)	$ (1.22)	$ (1.43)	$ (0.91)	$ (0.00)	$ (0.28)	$ (0.23)

See accompanying notes on page 40.

34

Condensed Consolidated Balance Sheets

(amounts in thousands, except per share data)

	As of	
	March 31, 2026	December 31, 2025
ASSETS		
Real estate properties:		
Land	$ 1,747,312	$ 1,750,799
Buildings, improvements and equipment	6,184,443	6,198,233
Total real estate properties, gross	7,931,755	7,949,032
Accumulated depreciation	(2,488,252)	(2,442,966)
Total real estate properties, net	5,443,503	5,506,066
Acquired real estate leases and other intangibles, net	96,914	100,044
Assets of properties held for sale	75,482	94,366
Cash and cash equivalents	19,294	346,813
Restricted cash	20,064	25,275
Equity method investment	108,809	111,796
Investment in equity securities	-	-
Due from related persons	7,184	241
Other assets, net	310,375	306,979
Total assets	$ 6,081,625	$ 6,491,580
LIABILITIES AND SHAREHOLDERS' EQUITY		
Unsecured debt, net	$ 2,249,224	$ 3,233,683
Secured debt, net	2,837,545	2,100,745
Accounts payable and other liabilities	483,039	458,908
Due to related persons	15,277	46,791
Liabilities of properties held for sale	2,804	5,329
Total liabilities	5,587,889	5,845,456
Commitments and contingencies		
Shareholders' equity:		
Common shares of beneficial interest, \$.01 par value; 900,000,000 and 200,000,000 shares authorized, respectively; 168,054,570 and 168,070,129 shares issued and outstanding, respectively	1,681	1,681
Additional paid in capital	4,563,828	4,563,371
Cumulative other comprehensive income	2,082	2,068
Cumulative net income	1,841,475	1,992,653
Cumulative common distributions	(5,915,330)	(5,913,649)
Total shareholders' equity	493,736	646,124
Total liabilities and shareholders' equity	$ 6,081,625	$ 6,491,580

35

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

		Full Year 12/31/2024	Full Year 12/31/2025	LTM 1Q 2026	For the Three Months Ended 3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net loss		$ (275,526)	$ (202,321)	$ (237,064)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)
Add (Less):	Depreciation and amortization	371,786	314,963	301,706	75,843	76,380	74,453	75,030
	Loss on asset impairment [4]	56,212	81,889	72,917	28,095	101	27,067	17,654
	(Gain) loss on sale of real estate, net [5]	(6,269)	(84,218)	(84,827)	(1,355)	(58,372)	(25,256)	156
	Adjustments to reflect SVC's share of FFO attributable to an investee	4,347	4,641	4,709	1,268	1,146	1,113	1,182
FFO		150,550	114,954	57,441	(47,327)	18,473	30,432	55,863
Add (Less):	Loss on early extinguishment of debt [6]	16,181	2,897	54,768	51,871	2,368	529	-
	Transaction related costs [3]	6,894	14,698	17,096	2,509	10,559	2,683	1,345
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	2,777	3,570	3,423	392	2,370	266	395
	Deferred tax liability [7]	-	(6,235)	(6,235)	-	(6,235)	-	-
Normalized FFO		176,402	129,884	126,493	7,445	27,535	33,910	57,603
Add (Less):	Non-cash revenues	(49,280)	(42,818)	(39,838)	(9,225)	(9,847)	(10,142)	(10,624)
	Non-cash interest expense	31,127	46,337	56,506	18,849	18,665	9,092	9,900
	Non-cash expenses	(2,448)	(2,356)	(2,521)	(1,029)	(829)	(246)	(417)
	SVC's share of Normalized FFO attributable to an investee	5,175	(3,986)	(4,853)	1,341	(2,164)	(2,979)	(1,051)
	Principal amortization	(1,958)	(1,957)	(1,957)	(489)	(489)	(489)	(490)
	Recurring capital expenditures	(293,428)	(216,040)	(190,933)	(16,597)	(95,164)	(42,170)	(37,002)
CAD		$ (134,410)	$ (90,936)	$ (57,103)	$ 295	$ (62,293)	$ (13,024)	$ 17,919
Weighted average common shares outstanding (basic and diluted)		165,338	165,951	166,144	166,395	166,353	166,085	165,743
Basic and diluted per common share amounts:								
Net loss		$ (1.67)	$ (1.22)	$ (1.43)	$ (0.91)	$ (0.00)	$ (0.28)	$ (0.23)
FFO		$ 0.91	$ 0.69	$ 0.35	$ (0.28)	$ 0.11	$ 0.18	$ 0.34
Normalized FFO		$ 1.07	$ 0.78	$ 0.76	$ 0.04	$ 0.17	$ 0.20	$ 0.35
CAD		$ (0.81)	$ (0.55)	$ (0.34)	$ 0.00	$ (0.37)	$ (0.08)	$ 0.11

See accompanying notes on page 40.

36

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(amounts in thousands)

		Full Year	LTM	For the Three Months Ended			
		12/31/2019	1Q 2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net income (loss)		$ 259,750	$ (237,064)	$ (151,178)	$ (782)	$ (46,945)	$ (38,159)
Add (Less):	Interest expense	225,126	408,644	96,547	101,642	107,776	102,679
	Income tax expense (benefit)	2,793	(10,379)	1,181	(12,270)	253	457
	Depreciation and amortization	428,448	301,706	75,843	76,380	74,453	75,030
EBITDA		916,117	462,907	22,393	164,970	135,537	140,007
Add (Less):	Loss on asset impairment [4]	39,296	72,917	28,095	101	27,067	17,654
	Gain (loss) on sale of real estate, net [5]	(159,535)	(84,827)	(1,355)	(58,372)	(25,256)	156
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	-	12,058	3,059	2,959	2,921	3,119
EBITDAre		795,878	463,055	52,192	109,658	140,269	160,936
Add (Less):	Loss on early extinguishment of debt [6]	8,451	54,768	51,871	2,368	529	-
	Unrealized losses on equity securities	40,461	-	-	-	-	-
	Loss contingency	1,997	-	-	-	-	-
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	-	3,423	392	2,370	266	395
	Transaction related costs [3]	1,795	17,096	2,509	10,559	2,683	1,345
	General and administrative expense paid in common shares	2,849	3,547	488	688	1,271	1,100
Adjusted EBITDAre		$ 851,431	$ 541,889	$ 107,452	$ 125,643	$ 145,018	$ 163,776
Adjusted Hotel EBITDAre		$ 603,970	$ 164,337	$ 17,928	$ 27,894	$ 45,442	$ 73,073
Adjusted Net Lease EBITDAre		292,894	377,686	92,436	95,700	95,958	93,592
(Less) plus: Corporate Adjustments		(45,433)	(134)	(2,912)	2,049	3,618	(2,889)
Adjusted EBITDAre		$ 851,431	$ 541,889	$ 107,452	$ 125,643	$ 145,018	$ 163,776

See accompanying notes on page 40.

37

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA – All Hotels*

(dollars in thousands)

	LTM	For the Three Months Ended			
	1Q 2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Number of hotels	93	93	94	160	200
Room revenues	$ 1,053,418	$ 197,565	$ 224,880	$ 307,089	$ 323,884
Food and beverage revenues	202,979	48,282	50,877	46,780	57,040
Other revenues	86,618	18,728	20,702	23,707	23,481
Hotel operating revenues	1,343,015	264,575	296,459	377,576	404,405
Rooms expenses	360,446	67,112	83,366	105,891	104,077
Food and beverage expenses	168,174	40,305	41,870	41,552	44,447
Other direct and indirect expenses	497,541	104,777	119,528	138,108	135,128
Management fees	48,843	9,129	10,397	14,204	15,113
Real estate taxes, insurance and other	114,035	26,251	22,343	33,165	32,276
FF&E Reserves	6,162	1,556	1,194	1,675	1,737
Hotel operating expenses	1,195,201	249,130	278,698	334,595	332,778
Hotel EBITDA	147,814	15,445	17,761	42,981	71,627
Transaction related costs (3)	16,523	2,483	10,133	2,461	1,446
Adjusted Hotel EBITDA	$ 164,337	$ 17,928	$ 27,894	$ 45,442	$ 73,073
Adjusted Hotel EBITDA Margin	12.2%	6.8%	9.4%	12.0%	18.1%
Hotel operating expenses (GAAP)	$ 1,163,346	$ 242,644	$ 263,431	$ 328,358	$ 328,913
Add (Less):					
Transaction related costs (3)	16,523	2,483	10,133	2,461	1,446
Adjustments for guaranty fundings (2)	6,686	1,826	3,319	1,480	61
FF&E Reserves from managed hotel operations	6,162	1,556	1,194	1,675	1,737
Other (8)	2,484	621	621	621	621
Hotel operating expenses	$ 1,195,201	$ 249,130	$ 278,698	$ 334,595	$ 332,778

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 40.

38

Calculation and Reconciliation of NOI and Cash Basis NOI for Net Lease Properties 39 (dollars in thousands) LTM 1Q 2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Calculation of NOI: Rental income (GAAP) (1) 401,095$ 99,876$ 100,994$ 101,194$ 99,031$ Net lease operating expenses (GAAP) 23,409 7,440 5,294 5,236 5,439 NOI 377,686$ 92,436$ 95,700$ 95,958$ 93,592$ Reconciliation of Cash Basis NOI: NOI 377,686$ 92,436$ 95,700$ 95,958$ 93,592$ Less: Non-cash revenues 8,405 1,360 2,334 2,143 2,568 Cash Basis NOI 369,281$ 91,076$ 93,366$ 93,815$ 91,024$ For the Three Months Ended See accompanying notes on page 40.

Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA, Adjusted Hotel EBITDA, NOI and Cash Basis NOI 1. SVC increased rental income by $8,775 for the twelve months ended March 31, 2026 to record scheduled rent changes under certain of its leases on a straight line basis. 2. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $6,686 for the twelve months ended March 31, 2026. 3. Transaction related costs for the twelve months ended March 31, 2026 of $17,096 primarily consist of costs related to the sale and renovation of certain hotels. 4. SVC recorded a loss on asset impairment for the twelve months ended March 31, 2026 of $72,917 to reduce the carrying value of 25 net lease properties, and 49 hotels, to their estimated fair value less costs to sell. 5. SVC recorded a net gain on sale of real estate for the twelve months ended March 31, 2026 of $84,827 in connection with the sales of 9 net lease properties and 111 hotels. 6. SVC recorded a net loss on early extinguishment of debt during the twelve months ended March 31, 2026 of $54,768, in connection with the make-whole premium and the write off of unamortized deferred financing costs and discounts relating to certain senior unsecured notes. 7. SVC recorded a $12,270 income tax benefit during the twelve months ended March 31, 2026 related to a tax exemption received from tax authorities in Puerto Rico related to SVC’s hotel in San Juan. SVC deducted $6,235 of this benefit from its calculation of Normalized FFO as it relates to a deferred tax liability recorded in 2020 as a result of a book to tax difference previously adjusted from Normalized FFO. 8. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $2,484 for the twelve months ended March 31, 2026 related to this liability. 40 (dollars in thousands)

Non-GAAP Financial Measures and Certain Definitions Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of its properties. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 36. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 36. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to maintain SVC’s REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 36. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 37. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 37. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SVC's property level results of operations. SVC calculates NOI, as rental income on its net lease properties, less net lease operating expenses as presented in its condensed consolidated statements of income (loss) in accordance with GAAP. NOI excludes depreciation and amortization. SVC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SVC calculates NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SVC does. 41

Non-GAAP Financial Measures and Certain Definitions (Continued) Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. ADR: Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TravelCenters of America, Inc., or TA, excludes the impact of rents prepaid by TA. CapEx: CapEx means capital expenditures. Chain Scale: As characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain scale segments are grouped primarily according to average room rates. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance. Net debt means total debt less unrestricted cash and cash equivalents. Exit Hotels: Exit Hotels represents 15 hotels managed by Sonesta that SVC plans to sell. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: GAAP is U.S. generally accepted accounting principles. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in SVC’s incentive threshold or owner’s priority returns. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. 42

Non-GAAP Financial Measures and Certain Definitions (Continued) LTM: LTM means last twelve months ended March 31, 2026. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 53 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, seven hotels managed by Radisson Hospitality, Inc. and one hotel managed by InterContinental Hotels Group, plc that SVC will continue to own after the Exit Hotels are sold. RevPAR: Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. TEV: TEV is Total Enterprise Value. Weighted Average Lease Term: Weighted average lease term represents the average lease term in years weighted on annualized minimum rent. 43

Investor Presentation June 2026 | Nasdaq: SVC Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 SVCREIT.COM